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EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to incorporation by reference in Post-Effective Amendment No. 1 to Form S-8 Registration Statement under the Securities Act of 1933 of AdZone Research, Inc. (a Delaware corporation and a development stage company) (File No. 333-117643) of our reissued independent auditor's report dated October 20, 2004 related to the restated balance sheets of AdZone Research, Inc. as of March 31, 2004 and 2002 and the related restated statements of operations and comprehensive loss, restated changes in shareholders' equity and restated statements of cash flows for each of the two years ended March 31, 2004 and 2003 and for the period from February 28, 2000 (date of inception) through March 31, 2004, which report appears in the 2004 Amended Annual Report on Form 10-KSB/A of AdZone Research, Inc.





                                          /s/ S. W. Hatfield, CPA
                                          ----------------------------
                                          S. W. HATFIELD, CPA
Dallas, Texas
November 15, 2004